Exhibit 10.1

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

HUMANIGEN, INC.

Form of Advance Note

June 29, 2018

For value received, Humanigen, Inc., a Delaware corporation (the “Company”), promises to pay to _____________________ (“Lender”) the aggregate unpaid principal amount of the advances made by Lender to Company from time to time (in aggregate, the “Advance Amount”) as set forth on Exhibit A of this Advance Note (this “Note”) together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below. Interest shall accrue on the Advance Amount at a rate of 7% per annum, compounded annually.

1.	Events.

(a)       Financing. If a Financing is completed before the Expiration Date or termination of this Note, upon the completion thereof the Lender will automatically be deemed to have purchased such amount of Company Securities as the Advance Amount, plus any accrued and unpaid interest thereon (the “Conversion Amount”), would purchase if invested in the Financing, and thereupon this Note shall be deemed canceled and the obligations of the Company hereunder shall be extinguished.

Notwithstanding the foregoing, in connection with the issuance of such Company Securities to the Lender pursuant to this Section 1(a), the Lender will execute and deliver to the Company all transaction documents related to the Financing; provided, that such documents are the same documents to be entered into with the other purchasers of Company Securities in the Financing.

(b)       Change of Control. If a Change of Control is proposed before the Expiration Date or termination of this Note, the Company shall offer the Lender the option to elect to receive either (i) a cash payment equal to the Advance Amount, plus any accrued and unpaid interest thereon (subject to the following paragraph) upon completion of such Change of Control, or (ii) immediately prior to the completion of such Change of Control, a number of shares of Common Stock equal to the Conversion Amount divided by $0.45. If the Lender fails to make such election timely, the Lender shall be deemed to select the cash option under Section 1(b)(i) hereof.

In connection with Section 1(b)(1), the Advance Amount, plus any accrued and unpaid interest thereon, will be due and payable by the Company to the Lender immediately prior to, or concurrent with, the consummation of the Change of Control. If there are not enough funds to pay the Lender and holders of other Notes similarly electing or defaulting to receive the cash option (collectively, the “Cash-Out Lenders”) the full amount of their respective Advance Amounts plus accrued but unpaid interest thereon, then all of the Company’s available funds will be distributed with equal priority and pro rata among the Cash-Out Lenders in proportion to their Advance Amounts, plus any accrued and unpaid interest thereon. In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce, pro rata, the Advance Amounts payable to the Cash-Out Lenders by the amount determined by the Board in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes.

(c)       Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Advance Amount, plus any accrued and unpaid interest thereon, due and payable to the Lender immediately prior to, or concurrent with, the consummation of the Dissolution Event. The Advance Amount will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Capital Stock by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Lender and all holders of all other Notes (the “Dissolving Lenders”), as determined in good faith by the Board, are insufficient to permit the payment to the Dissolving Lenders of their respective Purchase Amounts, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Lenders in proportion to the Advance Amounts they would otherwise be entitled to receive pursuant to this Section 1(c).

(d)       Collaboration. If the Company makes a public announcement that it has entered into a Collaboration with a Strategic Partner before the Expiration Date or the termination of this Note, the Conversion Amount will be converted automatically into a number of shares of the Company’s Common Stock determined by dividing the Conversion Amount by $0.45.

2.     Optional Conversion to Common Stock. If neither a Financing nor a Change of Control has occurred by the Expiration Date, then, at any time from and after the Expiration Date the Lender may, at its option, deliver to the Company written notice (the “Conversion Notice”) of the Lender’s election to convert the Advance Amount, plus any accrued and unpaid interest thereon, into a number of shares of Common Stock determined by dividing the Advance Amount, plus any accrued and unpaid interest thereon, by the Common Conversion Rate as calculated on the date five (5) days’ prior to the date of the Conversion Notice.

3.     Termination. This instrument will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) upon the earliest of (i) the issuance of Company Securities to the Lender pursuant to Section 1(a), Section 1(b)(ii) or Section 2; or (ii) the payment, or setting aside for payment, of amounts due to the Lender pursuant to Section 1(b)(i) or Section 1(c).

4.	Definitions.

“Capital Stock” means the capital stock of the Company, including, without limitation, the Common Stock.

“Change of Control” means (i)  any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Collaboration” means an arrangement between the Company and a Strategic Partner pursuant to which, among other things, such Strategic Partner may agree to fund or finance all or substantially all of a clinical study conducted by the Company, with support and input from the Strategic Partner, intended to assess the efficacy of the Company’s lenzilumab monoclonal antibody in reducing adverse effects from neurotoxicity and cytokine release syndrome when used as a companion therapy in certain CAR-T cell therapies in a transaction that would not constitute a Financing.

“Common Conversion Rate” means, as of any date of calculation, the lesser of (i) the volume weighted average sales price per share of the Common Stock, as reported on the OTCQB Venture marketplace over the 20 most recent trading days prior to such date of calculation, or (ii) $0.45.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company Securities” means any equity or debt security of the Company, or any securities convertible into or exchangeable for any debt or equity securities of the Company, whether issued alone or in combination with any other security in the form of a unit thereof.

“Distribution” means the transfer to holders of Capital Stock by reason of their ownership thereof of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of Capital Stock by the Company or its subsidiaries for cash or property other than: (i) repurchases of Common Stock held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to an agreement providing, as applicable, a right of first refusal or a right to repurchase shares upon termination of such service provider’s employment or services; or (ii) repurchases of Capital Stock in connection with the settlement of disputes with any stockholder.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Change of Control), whether voluntary or involuntary.

“Expiration Date” means June 21, 2019.

“Financing” means a bona fide transaction with the principal purpose of raising capital, pursuant to which the Company issues and sells Company Securities with an aggregate sales price of not less than $5,000,000 (five million dollars).

“Strategic Partner” means a pharmaceutical manufacturer.

5.	Company Representations.

(a)       The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)       The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Lender, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c)       The performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)       No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e)       To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

6.	Lender Representations.

(a)       The Lender has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Lender, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)       The Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Lender has been advised that this instrument and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is purchasing this instrument and the securities to be acquired by the Lender hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The Lender has such knowledge and experience in financial and business matters that the Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Lender’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

6.	Miscellaneous

(a)       Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

(b)       Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c)       The Lender is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of Capital Stock for any purpose, nor will anything contained herein be construed to confer on the Lender, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(d)       Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company’s consent by the Lender to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Lender, including, without limitation, any general partner, managing member, officer or director of the Lender, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Lender; and provided, further, that the Company may assign this instrument in whole, without the consent of the Lender, in connection with a reincorporation to change the Company’s domicile.

(e)       In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f)       All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

HUMANIGEN, INC.

By: /s/ Greg Jester

Name: Greg Jester

Title: Chief Financial Officer

Address: 533 Airport Blvd., Suite 400

Burlingame, CA 94010

Email: gjester@humanigen.com

LENDER:

By:
Name:
Title:

Address:

Email:

[Signature Page to Advance Note]

EXHIBIT A

Advance Amount under Advance Note

Date of Advance Amount	Principal Amount of Advance Amount